FOR IMMEDIATE RELEASE	Exhibit 99.1

October 20, 2014

CenterState Banks, Inc.

Announces Board Approval of Stock Repurchase Program

DAVENPORT, FL. – October 20, 2014 - CenterState Banks, Inc. (NASDAQ: CSFL) announced today that on October 16, 2014 its Board of Directors has authorized, beginning on or after October 21, 2014, the purchase by the Company of up to 2,000,000 shares of the Company’s outstanding common stock.  The shares may be purchased from time to time in open market, or negotiated transactions in accordance with applicable regulations of the Securities and Exchange Commission and other legal requirement for a five year period commencing on October 21, 2014.  Repurchases will be made at management’s discretion at prices management considers to be attractive and in the best interest of both the Company and its shareholders, subject to the availability of shares, general market conditions, the trading price of the shares, and alternative uses for capital.  This stock repurchase program does not obligate the Company to acquire any specific number of shares and may be suspended or discontinued at any time.  At September 30, 2014, the Company had 45,208,836 shares of its common stock outstanding.

Ernest S. Pinner, Chairman, CEO and President stated that, “we continue to be optimistic about opportunities to deploy excess capital through both organic growth and M&A activity.  As stewards of our shareholders’ capital, however, this Repurchase Program provides one more capital management tool to give us the flexibility to take advantage of market volatility to enhance shareholder value.”

CenterState, headquartered in Davenport, Florida, between Orlando and Tampa, is a bank holding company that was formed in June 2000 as part of a merger of three independent commercial banks.  Currently, the Company operates through one subsidiary bank with 58 full service branch banking locations in 21 counties throughout Florida.  Through its subsidiary bank, the Company provides a range of consumer and commercial banking services to individuals, businesses and industries.

In addition to providing traditional deposit and lending products and services to its commercial and retail customers in central Florida, the Company also operates a correspondent banking and bond sales division.  The division is integrated with and part of its subsidiary bank located in Winter Haven, Florida, although the majority of the bond salesmen, traders and operations personnel are physically housed in leased facilities located in Birmingham, Alabama, Atlanta, Georgia and Winston-Salem, North Carolina.  The customer base includes small to medium size financial institutions primarily located in Southeastern United States.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

Some of the statements in this report constitute forward-looking statements, within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements related to future events, other future financial and operating performance, costs, revenues, economic conditions in our markets, loan performance, credit risks, collateral values and credit conditions, or business strategies, including expansion and acquisition activities and may be identified by terminology such as “may,” “will,” “should,” “expects,” “scheduled,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “potential,” or “continue” or the negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, you should specifically consider the factors described throughout this report. We cannot assure you that future results, levels of activity, performance or goals will be achieved, and actual results may differ from those set forth in the forward looking statements.  Forward-looking statements, with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of the Company or the Bank to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2013, and otherwise in our SEC reports and filings.